THE GLENMEDE FUND, INC.
Registration No. 811-5577
FORM N-SAR
Period Ended October 31, 2015

SUB-ITEM 77C:  Submission of
matters to a vote of security
holders.

	A Special Meeting of
Shareholders (the "Meeting")
of the Philadelphia
International Emerging
Markets Fund and
Philadelphia International
Small Cap Fund of The
Glenmede Fund, Inc. (the
"Fund") was held on October
29, 2015.

	To approve an
Agreement and Plan of
Reorganization by and
among the Fund, Investment
Managers Series Trust, on
behalf of its series, the Segall
Bryant & Hamill Emerging
Markets Fund (the
"Acquiring Fund") and
Segall Bryant & Hamill LLC,
providing for the transfer of
all of the assets and liabilities
of the Philadelphia
International Emerging
Markets Fund to the
Acquiring Fund in exchange
for shares of the Acquiring
Fund.  The results of the
voting was as follows:


For
Against
   Abstain
Philadelphia International
Emerging Markets Fund

113,027.565
votes

0
votes

 0
votes

The proposal received the
requisite votes for its
approval.

To approve an Agreement
and Plan of Reorganization
by and among the Fund,
Investment Managers Series
Trust, on behalf of its series,
the Segall Bryant & Hamill
International Small Cap Fund
(the "Acquiring Fund") and
Segall Bryant & Hamill LLC,
providing for the transfer of
all of the assets and liabilities
of the Philadelphia
International Small Cap Fund
to the Acquiring Fund in
exchange for shares of the
Acquiring Fund.  The results
of the voting was as follows:



For
Against
   Abstain
Philadelphia International
Small Cap Fund

2,663,631.603
votes

2,507.694
votes

0
votes

The proposal received the
requisite votes for its
approval.


To approve an Investment
Advisory Agreement between
Philadelphia International
Emerging Markets Fund and
Segall, Bryant & Hamill,
LLC ("SBH") pursuant to
which SBH will provide
advisory services to
Philadelphia International
Emerging Markets Fund until
the date of the closing of the
Reorganization relating to
such Fund and permitting
SBH to receive advisory fees
currently held in escrow and
accrued in connection with
advisory services provided by
SBH to Philadelphia
International Emerging
Markets Fund since June 30,
2015.  The results of the
voting was as follows:


For
Against
   Abstain
Philadelphia International
Emerging Markets Fund

113,027.565
votes

0
votes

0
votes

The proposal received the
requisite votes for its
approval.

To approve an Investment
Advisory Agreement between
Philadelphia International
Small Cap Fund and SBH
pursuant to which SBH will
provide advisory services to
Philadelphia International
Small Cap Fund until the date
of the closing of the
Reorganization relating to
such Fund and permitting
SBH to receive advisory fees
currently held in escrow and
accrued in connection with
advisory services provided by
SBH to Philadelphia
International Small Cap Fund
since June 30, 2015.  The
results of the voting was as
follows:


For
Against
   Abstain
Philadelphia International
Small Cap Fund

2,656,627.747
votes

9,574.550
votes

0
votes

The proposal received the
requisite votes for its
approval.